SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                  ----------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 24, 1999


                                BRT REALTY TRUST
                                ----------------
               (Exact name of registrant as specified in charter)




         Massachusetts              I-7172                  13-2755856
         -------------------------------------------------------------
        (State or other      (Commission file No.)       (IRS Employer
        jurisdiction of                                   I.D. No.)
        incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip code)


         Registrant's telephone number, including area code 516-466-3100
                                                            ------------

Item 5.  Other Events.

On August 24, 1999 registrant signed a non binding Letter of Intent for the acquisition of a controlling interest (approximately 86%) in Reliance Bank, an independent bank located in Westchester County. Reliance Bank is a community bank with assets of approximately $25,000,000, deposits of approximately $23,000,000 and stockholders' equity of approximately $1,700,000.

The Letter of Intent contemplates that registrant will capitalize a newly organized subsidiary with a cash capital contribution of $20,850,000 in exchange for 5,000,000 shares of the new subsidiary's capital stock and that the subsidiary will acquire Reliance Bank in exchange for 815,764 shares of the subsidiary's capital stock. BRT's current expectation is that after capitalizing the subsidiary and approximately at the time of the Reliance acquisition, BRT will distribute the 5,000,000 shares to its shareholders, with the result that a newly organized bank holding company will be created with registrant's shareholders owning approximately 86% of the holding company and the current shareholders of Reliance owning approximately 14%. The entity will be a publicly owned one bank holding company having 5,815,764 shares outstanding and equity of $22,550,000. Philip Zegarelli, President and Chief Executive Officer of Reliance Bank will remain as President and CEO of Reliance.

Consummation of the transaction is conditioned upon satisfaction of registrant's business, financial and legal due diligence review of Reliance, negotiation and execution of a mutually acceptable agreement and receipt of all necessary regulatory consents and approvals, including New York State and federal banking authorities, and compliance with Securities and Exchange Commission rules and regulations related to the creation of a new public entity through a spinoff.

The proposed transaction will result in the creation of a one bank holding company, whose sole asset will be an operating commercial bank. By spinning off the bank holding company to its shareholders, registrant will be able to continue to maintain its status as a real estate investment trust.


On May 28, 1999 registrant filed applications with the Office of Thrift Supervision ("OTS") to establish a de novo federal savings and loan association. As a result of the Letter of Intent with Reliance, BRT has withdrawn the application filed with the OTS to establish a de novo federal savings and loan association.

Certain statements contained in this Form 8-K may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "believe," "expect," "forecast," "anticipate," "estimate," "project" and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including the effect of economic and market conditions; the level and volatility of interest rates; the actions undertaken by both current and potential new competitors; the impact of current, pending or future legislation and regulations; the timing and uncertainty of the regulatory approval process; the timing and uncertainty related to other consents and approvals which may be required; and other risk factors outlined in the reports that registrant files with the Securities and Exchange Commission.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

           None

                                   Signatures
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               BRT REALTY TRUST


                                               By: (s)Simeon Brinberg
                                               -----------------------
                                               Simeon Brinberg, Secretary



Date:  September 2, 1999